UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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INTELLIGENT SYSTEMS CORPORATION

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4355 Shackleford Road

Norcross, Georgia 30093

Notice of annual meeting of shareholders

YOU ARE INVITED TO attend the Annual Meeting of Shareholders of Intelligent Systems Corporation on Thursday, May 22, 2014 at 4:00 p.m., local time, at our principal executive offices located at 4355 Shackleford Road, Norcross, Georgia 30093. At the Annual Meeting, shareholders will consider and vote on:

1.	The election of two directors to the Board of Directors to serve until the 2017 Annual Meeting;
2.	Approval, by a non-binding, advisory vote, of the compensation of our named executive officers; and
3.	Other matters that may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 4, 2014 will receive notice of and be entitled to vote at the meeting or any adjournment thereof.

A Proxy Statement and a proxy solicited by the Board of Directors are enclosed with this mailing. To ensure a quorum for the meeting and that your vote may be recorded, please sign, date and return the proxy promptly in the enclosed business reply envelope. If you attend the meeting, you may revoke your proxy and vote in person. Our 2013 Annual Report to Shareholders is enclosed in the same document as the Proxy Statement.

By order of the Board of Directors,

Bonnie L. Herron

Secretary

April 10, 2014

Please complete and return the enclosed proxy promptly so that your vote may be recorded.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 22, 2014

We are sending this Proxy Statement to the shareholders of Intelligent Systems Corporation (the “company”) in connection with the solicitation of proxies by the Board of Directors to be voted at the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Intelligent Systems Corporation and any adjournment thereof. The Annual Meeting will be held on May 22, 2014 at our principal executive offices located at 4355 Shackleford Road, Norcross, Georgia 30093 at 4:00 p.m. local time. We expect to first mail this Proxy Statement and the accompanying proxy to shareholders on or about April 10, 2014.

voting

General

The securities that can be voted at the Annual Meeting consist of common stock of Intelligent Systems Corporation, $.01 par value per share. Each share entitles its owner to one vote on each matter submitted to the shareholders. There are no cumulative voting rights. The record of shareholders entitled to vote at the Annual Meeting was taken as of the close of business on April 4, 2014. On that date, we had outstanding and entitled to vote 8,958,025 shares of common stock with each share entitled to one vote.

Quorum

A majority of the outstanding shares of our common stock must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. We will treat shares that are withheld or abstain from voting as present at the Annual Meeting for purposes of determining a quorum. If your shares are held by a broker, bank, custodian, nominee or other record holder of our common stock and you fail to instruct such record holder how to vote your shares with respect to the director election, your shares will not be counted as present in determining whether we have a quorum.

Proxies

At the Annual Meeting, the persons named as proxies will vote all properly executed proxy cards delivered in connection with this solicitation and not revoked in accordance with the directions given. Shareholders should specify their choices with regard to each proposal to be voted upon on the accompanying proxy card. If no specific instructions are given with regard to a proposal to be voted upon, then the shares represented by a signed proxy card will be voted “FOR” such proposal. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

Some of our shareholders hold their shares through a broker, bank, custodian or other nominee, rather than directly in their own name. This is commonly referred to as holding shares in “street name.” If you hold shares in street name, these proxy materials are being forwarded to you by your broker, bank, custodian or other nominee, which is considered, with respect to such shares, to be the shareholder of record. As the beneficial owner of shares held in street name, you have the right to direct the nominee how such shares should be voted. You also have the right to attend the Annual Meeting. However, since you are not the shareholder of record, you must first obtain a signed proxy from the shareholder of record giving you the right to vote the shares at the Annual Meeting. Your broker, bank, custodian or other nominee has enclosed or provided you a voting instruction card for you to use in directing the nominee how to vote your shares or obtain a proxy from the nominee.

You may revoke your proxy card in connection with this solicitation at any time prior to voting at the Annual Meeting by:

●	giving written notice to the Secretary of the company at 4355 Shackleford Road, Norcross, Georgia 30093, for shareholders of record, or
●	executing and delivering to the Secretary a later dated proxy, or
●	voting in person at the Annual Meeting.

You cannot revoke your proxy or voting instructions as to any matter upon which, prior to such revocation, a vote has been cast in accordance with the authority conferred by such proxy or voting instructions.

We will pay all expenses incurred in connection with the solicitation of proxies. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of stock held in their names. We may solicit proxies by mail, telephone and personal contact by directors, officers, and employees of the company without additional compensation.

Dissenters’ Rights of Appraisal

There are no dissenters’ rights of appraisal with respect to the matters being acted upon at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table contains information concerning the persons who are known to us to be beneficial owners of more than 5 percent of our common stock as of March 15, 2014, and the ownership of our common stock as of that date by each director, nominee, each executive officer named in the Summary Compensation Table and by all directors and named executive officers as a group. There are no arrangements known to us which may result in change of control of the company.

Beneficial Owner	Address	Shares Beneficially Owned a, e	Percent of Class a

J. Leland Strange [b] Chairman of the Board, President, CEO	4355 Shackleford Road Norcross, GA 30093	2,050,300	22.75%

Wallace R. Weitz & Company [c]	1125 South 103rd St., Suite 200 Omaha, NE 68124	2,270,000	25.34%

Clifford N. Burnstein [d]	729 7th Avenue New York, NY 10019	835,445	9.33%

Cherie M. Fuzzell, Director		2,500	*

Philip H. Moise, Director		1,000	*

James V. Napier, Director		63,300	*

Parker H. Petit, Director		77,315	*

Francis A. Marks, Vice President		193,227	2.16%

Bonnie L. Herron Vice President, Chief Financial Officer and Corporate Secretary		142,658	1.58%

All Directors and Named Executive Officers as a Group (7 persons)		2,530,300	28.18%

a.

Except as otherwise noted, beneficial ownership is determined on the basis of 8,958,028 shares of common stock issued and outstanding plus securities deemed outstanding pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended. Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), a person is deemed to beneficially own shares of the company’s common stock if that person has or shares “voting power”, which includes the power to vote or to direct the voting of a security, or “investment power”, which includes the power to dispose of or to direct the disposition of a security. An asterisk indicates beneficial ownership of less than 1 percent.

b.	Includes 293,906 shares owned by Jane H. Strange, Mr. Strange’s wife. Mr. Strange disclaims any beneficial interest in the shares.
c.

Based on information set forth in a Schedule 13G filed on January 23, 2014, in which Wallace R. Weitz and Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported beneficial ownership of 2,270,000 shares of common stock, of which Wallace R. Weitz and Company has the sole power to vote and to dispose.

d.

Based on information set forth in a Schedule 13D filed on August 3, 2009, in which Clifford N. Burnstein, an individual, reported beneficial ownership of 835,445 shares of common stock, of which Clifford N. Burnstein has the sole power to vote and to dispose.

e.

Includes 165,833 shares reserved for issuance to officers and directors pursuant to stock options that were exercisable at March 15, 2014 or within sixty days of such date which are deemed beneficially owned by such person pursuant to Rule 13d-3(d)(1) of the Exchange Act. The amounts reported above for Messrs. Napier and Petit include 30,000 shares each for shares underlying stock options exercisable at March 15, 2014 or within sixty days of such date. The amounts reported above for Mr. Strange and Ms. Herron include 52,500 and 50,833 shares, respectively, for shares underlying stock options exercisable at March 15, 2014 or within sixty days of such date. The amount reported for Ms. Fuzzell includes 2,500 shares for shares underlying stock options exercisable at March 15, 2014.

PROPOSAL 1 – THE ELECTION OF TWO DIRECTORS

Nominees

At the Annual Meeting of Shareholders, shareholders will elect two directors to the Board to serve a three-year term until the 2017 Annual Meeting of Shareholders. The other directors’ terms expire at the Annual Meeting of Shareholders listed in the following table for each category of directors, or upon their earlier death, resignation or removal from office. Directors are elected by a plurality of the shares present and voting at the meeting. A “plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Therefore, shares that are withheld or abstain from voting and broker non-votes will have no effect on the outcome of the vote. Unless contrary instructions are given, the persons named as proxies will vote the shares represented by a signed proxy card “FOR” the nominees.

If a nominee withdraws for any reason or is not able to serve as a director, the proxy will be voted for another person designated by the Board as substitute nominee, but in no event will the proxy be voted for more than two nominees. The Board has no reason to believe that the nominees will not serve if elected.

The Board has nominated the persons named in the following table to serve as directors of the company. The nominees and other directors gave us the following information concerning their current age, other directorships, positions with the company, principal employment and shares of our common stock beneficially owned as of March 15, 2014.

The Board of Directors recommends that shareholders vote “FOR” proposal 1 to elect TWO nomineeS To serve as directorS of the company.

Name	Age	Position / Principal Occupation
Nominees for election to serve until the 2017 Annual Meeting
Cherie M. Fuzzell 1 & 2	50	Nominee, CEO of Parkmobile USA, Inc.
Parker H. Petit 1 & 2	74	Nominee, CEO of MiMedx Group and President of The Petit Group
Incumbent director elected to serve until the 2016 Annual Meeting
Philip H. Moise 1 & 2 *	64	Director, Former Executive Vice President and General Counsel of Immucor, Inc.
Incumbent directors elected to serve until the 2015 Annual Meeting
James V. Napier 1 & 2	77	Director, Retired, former Chairman of the Board of Scientific Atlanta
J. Leland Strange	72	Director, Chairman of the Board, President and Chief Executive Officer

1.	Audit Committee
2.	Compensation Committee
*	Committee assignments effective March 6, 2014

Cherie M. Fuzzell is nominated for re-election to the board for a three-year term ending at the 2017 Annual Meeting of Shareholders. Ms. Fuzzell has served as a director since 2012. Ms. Fuzzell is Chief Executive Officer of Parkmobile USA, Inc., a provider of mobile payment solutions to municipalities and parking providers around the world. From 2008 to October 2012, Ms. Fuzzell was President and Chief Executive Officer of FirstView, LLC, a vertically integrated processor and program manager providing turnkey prepaid debit card solutions for multiple industries and applications. Prior to 2008, she was an independent industry consultant and from 1999 to 2005 served as Chief Administrative Officer and General Counsel of Nova Information Systems, Inc., an international payments processing company (now operating as Elavon, part of U.S. Bancorp). Other experience includes serving on the board of directors and compensation committee of Otix Global, Inc. [formerly NASDAQ: OTX], a manufacturer of hearing aids, prior to its acquisition in December 2010. The Board considered Ms. Fuzzell’s extensive experience in and knowledge of the financial payments industry; her operational and strategic insight; her board and executive service with large and publicly traded companies; her familiarity with the company’s CoreCard subsidiary business, products and services; and her educational background in accounting and law in determining that she should serve as a director of the company. The Board has determined that Ms. Fuzzell qualifies as an independent director under the applicable rules of NYSE MKT.

Philip H. Moise was elected to the Board in 2013 for a three-year term ending at the 2016 Annual Meeting of Shareholders. Mr. Moise served as Executive Vice President, General Counsel and Secretary of Immucor, Inc. from 2007 until 2012. Immucor manufactures and sells instruments and reagents used to classify components of human blood prior to blood therapies and transfusions.  Previously a publicly-held company, Immucor was acquired and taken private in 2011.  Before joining Immucor, Mr. Moïse was in the private practice of law for almost 30 years, where he represented public and private companies in the technology and life sciences industries.  He represented Intelligent Systems for approximately 25 years before joining Immucor in 2007.  The Board considered Mr. Moise’s familiarity with the company’s business and history; his business experience as an executive with a publicly traded company; his extensive legal background and experience in corporate transactions and corporate governance; and his familiarity with board and regulatory matters impacting publicly traded companies in determining that he should serve as a director of the company. The Board has determined that Mr. Moise qualifies as an independent director under the applicable rules of NYSE MKT.

James V. Napier has served as a director since 1982. Mr. Napier served as Chairman of the Board of Scientific-Atlanta, Inc., a firm involved in cable television electronics and satellite-based communication networks (now part of Cisco Systems, Inc.), from 1993 until his retirement in November 2000. Within the past five years, Mr. Napier has also served as a director of Vulcan Materials Company, Wabtec Corporation, McKesson Corporation, Engelhard Corporation and Personnel Group of America, Inc. The Board considered Mr. Napier’s extensive experience as an executive and member of the board of directors of a wide variety of publicly traded companies, his experience as chair of the audit committees of other public companies, and his familiarity with the company since 1982 in determining that he should serve as a director of the company. The Board has determined that Mr. Napier is an independent director under the applicable rules of NYSE MKT.

Parker (Pete) H. Petit has served as a director since 1996 and is nominated for re-election to the Board for a three-year term ending at the 2017 Annual Meeting of Shareholders. Mr. Petit is the Chairman, President and CEO of MiMedx Group, an integrated developer, manufacturer and marketer of bio-material based products. Mr. Petit is also the President of The Petit Group, a private investment company. Mr. Petit served as Chairman of the Board and Chief Executive Officer of Matria Healthcare, Inc., a comprehensive disease management services company from 1996 to 2008. He also served as a director of Logility, Inc. within the past five years. The Board considered Mr. Petit’s extensive experience as a successful entrepreneur and as an executive and member of the board of directors of several publicly traded technology and healthcare companies, as well as his familiarity with the company since 1996 in determining that he should serve as a director of the company. The Board has determined that Mr. Petit is an independent director under the applicable rules of NYSE MKT.

Leland Strange has served as our President since 1983 and our Chief Executive Officer and Chairman of the Board since 1985. The Board considered Mr. Strange’s many years of experience as the company’s CEO, his familiarity with the industries and customers which our operating companies serve, and his past experience on several boards of directors and audit and compensation committees of other publicly traded companies in determining that he should serve as a director of the company.

There are no family relationships among any of the company’s directors, nominees and executive officers.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to an evaluation of the ability and integrity of any director, executive officer or control person of the company during the past ten years. There are no proceedings to which any director, officer, affiliate, any owner of record or beneficially of more than 5 percent of our common stock, or any security holder of the company is an adverse party to the company or has a material interest adverse to the company.

Two of the incumbent directors as well as the nominees and all of the members of the Audit Committee are independent, as such term is defined in the listing standards of the NYSE MKT and the rules of the SEC. The Audit Committee meets the composition requirements of NYSE MKT’s listing standards for Small Business Issuers (as defined by the rules of NYSE MKT).

Board Leadership Structure and Role in Risk Oversight

The Chief Executive Officer serves as Chairman of the Board of Directors of the company. Given the small size and limited geographic and industry scope of the company’s operations, the company believes that the leadership structure of the board, consisting of five directors of which four are independent (assuming the election of all the nominees), is appropriate. There is no lead independent director because there has been no need for such a role based on the continuity resulting from the long tenure of the directors and the small size of the board. Given the character, size and limited scope of the company’s operations and the stability and long tenure of its workforce and management team, there is limited exposure to external risks other than general business, product and market risks. The company has limited, if any, exposure related to financial instruments, environmental issues, off balance sheet entities and such external risks. The Audit Committee, which consisted of three independent directors in 2013, provides risk oversight as part of the company’s internal controls process and regularly reviews reports from management and external auditors on risk analysis and tests of the design and effectiveness of the company’s internal controls. The Board considered and has determined that risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the company. This determination was based on the limited nature of the company’s compensation program.

Meetings and Committees of the Board of Directors

The Board met four times during the year ended December 31, 2013. The Board has established an Audit Committee, a Compensation Committee, and a Plan Committee, but has no nominating committee. The Audit Committee of the Board met four times during 2013. During 2013, the Audit Committee consisted of Ms. Fuzzell and Messrs. Petit and Napier (chair). In 2013, the Audit Committee appointed the company’s independent auditor, met with the independent auditor to review its report on the 2012 audit and the 2013 quarterly reviews, and carried out a number of other responsibilities, as outlined in the Audit Committee Charter.

All members of the Audit Committee currently meet the applicable independence and qualifications standards of the NYSE MKT. The Board has determined that Mr. Petit and Mr. Napier are financial experts as defined by the rules of the SEC, and are financially sophisticated as defined in the listing standards of NYSE MKT. The Board based this determination, in part, on Mr. Petit’s experience in actively supervising senior financial and accounting personnel and in overseeing the preparation of financial statements as the chief executive officer and chairman of publicly-traded companies. Mr. Napier’s experience includes serving on the audit committees of several large publicly traded companies as well as serving in executive positions and as the chairman of publicly traded companies.

The Board has a Compensation Committee consisting of three independent directors, Messrs. Napier and Petit and Ms. Fuzzell. The Compensation Committee met once in 2013. The Compensation Committee reviews, makes recommendations and approves the appropriate compensation level for the officers of the company and any changes in the company’s various benefit plans covering executive officers or directors. The Compensation Committee does not have a charter. Neither the Compensation Committee nor management has engaged a compensation consultant to provide advice or recommendations on the form or amount of executive or director compensation. From time to time, the Compensation Committee has sought input from publicly available data compiled by executive officers of the company relating to compensation paid to executive officers and directors in similar size, publicly traded companies in the same geographic area as the company is located. The Compensation Committee has also solicited input from the CEO with respect to compensation of non-CEO executive officers.

The Plan Committee, which did not meet in 2013, is responsible for administering the 2003 Stock Incentive Plan and the 2011 Non-Employee Directors’ Stock Option Plan. The Plan Committee has the same members as the Compensation Committee.

In 2013, each director attended all meetings of the Board of Directors and Committees of the Board on which he or she serves, with the exception that Mr. Petit was unable to attend two of the meetings of the Board of Directors and the Audit Committtee.

The company does not currently have a standing nominating committee. Please see “Nominations Process” below for information regarding the company’s policies and procedures for director nominations.

Executive Officers

The following information is provided about our non-director executive officers as of March 15, 2014.

Name	Age	Position / Principal Occupation

Bonnie L. Herron	66	Vice President, Chief Financial Officer and Secretary
Francis A. Marks	80	Vice President

Mr. Marks joined the company in May 1982 as Vice President of Product Line Programs after 26 years with IBM Corporation in a variety of managerial and executive positions. He was appointed Vice President in 1983 and since 1998 has also served as President of ChemFree Corporation, our largest subsidiary, to which he devotes substantially all of his attention. As of February 1, 2014, Mr. Marks’ position has been changed to a half-time position.

Ms. Herron joined the company in 1982 as Director of Planning at one of our subsidiaries and subsequently at the corporate level. She was elected Corporate Secretary in 1987, Vice President in 1990, and Chief Financial Officer in 1999.

The Board of Directors elects the executive officers to serve until they are removed, replaced or resign.

Executive Compensation

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Option Awards.	Other Annual Compensation	Total
		$	$	$	$	$
J. Leland Strange	2013	290,769	--	--	3,825	294,594
President & Chief Executive Officer	2012	300,000	--	--	3,750	303,750

Francis A. Marks	2013	145,385	--	--	--	145,385
Vice President	2012	150,000	40,000	--	--	190,000

Bonnie L. Herron	2013	169,615	--	--	2,544	172,160
Vice President, Chief Financial Officer & Secretary	2012	175,000	--	--	2,625	177,625

The table above sets forth information regarding compensation awarded to, earned by or paid to the company’s CEO and the company’s two most highly compensated executive officers other than the CEO (the “Named Executive Officers”). The Compensation Committee endeavors to provide compensation arrangements that are reasonable given the company’s size, the nature of its business and the executive’s duties; align pay with creating shareholder value; minimize risky behavior; and reward the executive for his/her contribution to achieving our business goals. Given the nature of our business, the small number of executives and the significant ownership held by Mr. Strange and, to a lesser extent the other Named Executive Officers, the Compensation Committee believes that a straight-forward compensation plan that is economical to administer and that consists of a reasonable base salary and option grants, as well as an occasional bonus, is appropriate for the company. None of the Named Executive Officers has an employment agreement with the company and the company does not have any corporate non-equity incentive plans or nonqualified deferred compensation plans. From time to time, officers may be awarded bonuses to recognize achievement of corporate or subsidiary goals or other accomplishments. In 2012, Mr. Marks earned a bonus at our ChemFree subsidiary for which he serves as its president. Based on the subsidiary’s achievement of revenue and earnings goals for 2012, Mr. Marks was awarded a bonus of $40,000, which was paid in the fourth quarter of 2012. No options were granted to executives and no options were re-priced in the two year period ended December 31, 2013. All Other Annual Compensation shown above includes matching contributions by the company to the respective accounts of the executive officers pursuant to the terms of our Tax-Deferred Savings and Protection Plan (the “401(k) Plan”). Such amounts are fully vested. It is our policy to provide executives with the same benefits provided to all other employees with respect to medical, dental, life insurance and 401(k) plans.

Outstanding Equity Awards at Fiscal Year End

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date

J. Leland Strange	15,000 [1]	7,500 [1]	$1.72	03/01/2021
	30,000 [2]	15,000 [2]	$1.52	08/08/2021

Francis A. Marks	-0-	-0-	NA	NA

Bonnie L. Herron	21,687 [1]	10,833 [1]	$1.72	03/01/2021
	18,333 [2]	9,167 [2]	$1.52	08/08/2021

1.	Stock options were issued on March 1, 2011 and vest in one third increments on the first, second and third anniversaries of the grant date.
2.	Stock options were issued on August 8, 2011 and vest in one third increments on the first, second and third anniversaries of the grant date.

The company does not have any Stock Award Plans and does not have any plans for executive officers that provide for the payment of retirement benefits.

Effective January 1, 1992, the company adopted the Change in Control Plan for Officers so that if control of the company changes in the future, management would be free to act on behalf of the company and its shareholders without undue concern for the possible loss of future compensation. A “change in control” means either: (i) the accumulation by an unrelated person of beneficial ownership of more than 25 percent of the company’s common stock, (ii) the sale of all or substantially all of the company’s assets to an unrelated person, in a merger or otherwise, or (iii) a change of control within the meaning of any rules promulgated by the Securities and Exchange Commission.

Under the Change in Control Plan, if the employment of an officer of the company terminates for any reason within 12 months after a change in control, the officer would receive a lump sum cash payment in an amount equal to twice the total of (i) such officer’s base annual salary at the time of termination, (ii) the cash value of annual benefits, and (iii) such officer’s bonus for the most recent year, if any. Additionally, upon a change in control, all options shall vest and the exercise period for all options becomes the longer of (i) one year after the date of termination or (ii) the exercise period specified in the officer’s option agreement. The right to such benefits would lapse one year after the occurrence of the last change in control event to occur if there were no actual termination during that period. The named executive officers have been designated by the Board as participants in the Change in Control Plan. No amounts have been accrued or paid to any executive officer pursuant to the Change in Control Plan and there is no arrangement presently that would result in a change in control.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives information as of December 31, 2013 about the company’s common stock that may be issued under the Non-Employee Directors’ Stock Option Plan, the 2011 Non-Employee Directors Stock Option Plan approved by shareholders in 2011, and the 2003 Stock Incentive Plan, as amended in 2011.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders[1]	261,500	$ 1.59	368,500
Equity compensation plans not approved by security holders[2]	84,000	$ 2.11	-0-
Total	345,500	$ 1.72	368,500

1.	Information pertains to the 2003 Stock Incentive Plan and the 2011 Non-Employee Directors’ Stock Option Plan.
2.	Information pertains to the Non-Employee Directors’ Stock Option Plan.

Director Compensation

The table below sets forth all compensation earned by non-executive directors in the year ended December 31, 2013. The company does not have a stock award plan or non-equity incentive plan for directors. The company has a Non-Employee Directors’ Stock Option Plan which expired in 2010. It was replaced by the 2011 Non-Employee Directors’ Stock Option Plan, approved by shareholders in 2011.

Director Compensation
Name	Fees Earned or Paid in Cash	Option Awards[1]	Total
	$	$	$
Cherie M. Fuzzell	16,000	4,200	20,200
Philip H. Moise	6,650	5,250	11,900
James V. Napier	16,000	4,200	20,200
John B. Peatman (through May 2013)	9,350	4,200	20,200
Parker H. Petit	12,000	4,200	16,200

1.

In 2013, when Mr. Moise was elected to the Board, he was awarded 5,000 stock options and the other directors named above were awarded 4,000 stock options at fair market value on the date of grant pursuant to the terms of the 2011 Non-Employee Directors’ Stock Option Plan. The amount reported is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. At December 31, 2013, Mr. Napier and Mr. Petit each have an aggregate of 36,000 stock options outstanding, of which 30,000 are fully vested and exercisable; Ms. Fuzzell has a total of 9,000 options, of which 2,500 are exercisable; and Mr. Moise has a total of 5,000 options, none of which are exercisable.

All non-employee directors have the same compensation plan. Non-employee directors earn $8,000 per year plus a fee of $2,000 per meeting of the Board of Directors. There is no additional compensation for serving on a committee of the Board of Directors. Total cash compensation is capped at $16,000 annually. Effective January 1, 1992, the company adopted the Outside Directors’ Retirement Plan which provides for each non-employee director, upon resignation from the Board after reaching the age of 65, to receive a lump sum cash payment equal to $5,000 for each full year of service as a director of the company (and its predecessors and successors) up to $50,000. In 2013, we paid $9,000 to Dr. Peatman, a former director who retired in 2013 and who opted to receive quarterly payments in lieu of a one-time payment under the Outside Directors Retirement Plan. At December 31, 2013 and 2012, we have accrued $141,000 and $150,000 respectively for future payments under the Outside Directors’ Retirement Plan. Effective March 1, 2011, the company terminated the Outside Directors’ Retirement Plan and provided that the outside directors then serving would receive the retirement benefits to which they were entitled under the plan before it was terminated. Effective August 22, 2000, the company adopted a Non-Employee Directors’ Stock Option Plan which provided for an initial grant to each director of 5,000 options to purchase common stock of the company and annual grants of 4,000 options on the date of each subsequent Annual Meeting. Options are granted at fair market value on the date of grant. The Non-Employee Directors’ Stock Option Plan has expired and was replaced by the 2011 Non-Employee Directors’ Stock Option Plan, the terms of which are identical in all material respects to the expired plan and which was approved by shareholders in 2011. In 2013, Mr. Moise received an initial grant of 5,000 options and each other director named above received a grant of 4,000 options on May 23, 2013, the date of the Annual Meeting of Shareholders.

Audit Committee Report

The Audit Committee Charter, which is reviewed annually, includes organization and membership requirements, a statement of policy and the Committee's authority and responsibilities.

Management is responsible for our company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing a report thereon. As outlined in more detail in the Audit Committee Charter, the Audit Committee’s responsibility is generally to approve all services provided by and compensation paid to the independent auditors; review the adequacy of the company’s internal and disclosure controls and risk management practices; review and monitor the annual audit of the financial statements including the financial statements produced and notes thereto; review SEC filings containing the company’s financial statements; regularly meet with the independent auditors and management in separate sessions; and authorize investigations into any matter within the scope of their responsibilities. During fiscal year 2013 and through March 15, 2014, among its other activities, the Audit Committee:

●	engaged the independent auditors and established their compensation;
●	reviewed and discussed with management and the independent auditors the audited financial statements of the company as of December 31, 2012 and 2013 and for the years then ended;
●	discussed with the independent auditors their reviews of the quarterly unaudited financial statements of the company for fiscal 2013;
●	discussed with the independent auditors the matters required to be discussed by PCAOB standards (SAS No.’s 61, 89 and 90); and
●

received from the independent auditors the written disclosures and written affirmation of their independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the firm’s independence.

Based upon the reviews and discussions summarized above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE James V. Napier (Chair) Cherie M. Fuzzell Parker H. Petit

Nominations Process

The Board has not appointed a standing nominating committee or adopted a formal nominating committee charter because the Board has determined that due to the size, make-up, independence, long tenure and low turnover of the current Board of Directors, there would be limited benefit to the company or its shareholders to do so. Currently, Cherie M. Fuzzell, James V. Napier, Parker H. Petit and Philip H. Moise, all of whom meet the applicable NYSE independence requirements, participate in the consideration of director nominees. The same individuals also nominate the officers of the company for election by the Board of Directors.

The Board has not previously formed a policy with respect to consideration of candidates nominated by shareholders since there have been no such nominations. However, it is the Board’s intent to consider any security holder nominees that may be properly and timely put forth in the future. The Board has not identified any specific, minimum qualifications or skills that it believes must be met by a nominee for director. The company does not have a specific policy with respect to diversity in identifying nominees for director. In considering nominations for the 2014 Annual Meeting, the Board reviewed the appropriate size of the Board and the skills and characteristics of directors in the context of the current make-up, background and experience of the Board and the requirements and needs of the company in the foreseeable future. Security holders wishing to nominate a candidate for consideration at the Annual Meeting of Shareholders in 2015 should submit the nominee’s name, affiliation and other pertinent information along with a statement as to why such person should be considered for nomination. Such nominations should be addressed to the Board in care of the Secretary of the company and be received no later than 14 days before the date of the Annual Meeting of Shareholders. The Board will evaluate any such nominees in a manner similar to that for all director nominees.

Communication Between Security Holders and the Board of Directors

Security holders wishing to communicate with members of the Board should send a letter to the Secretary of the company with instructions as to which director(s) is to receive the communication. The Secretary will forward the written communication to each member of the Board identified by the security holder or, if no individual director is identified, to all members of the Board of Directors. The company has not in the past required members of the Board to attend each Annual Meeting of Shareholders because the formal meetings have been attended by very few shareholders, and have generally been very brief and procedural in nature. One of the company’s directors attended the 2013 Annual Meeting of Shareholders. The Board will continue to monitor shareholder interest and attendance at future meetings and reevaluate this policy as appropriate.

PROPOSAL 2 – TO APPROVE, BY A NON-BINDING, ADVISORY VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our shareholders to provide advisory approval of the compensation of our Named Executive Officers, as described in the Executive Compensation section of this Proxy Statement. While this vote is advisory and non-binding on the company, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophies, policies and practices which the Compensation Committee will be able to consider for the remainder of 2014 and beyond. The compensation of our Named Executive Officers and our compensation philosophies and practices are described in the Executive Compensation discussion and accompanying tables.

The Compensation Committee endeavors to provide compensation arrangements that are reasonable given the company’s size, the nature of its business and the executive’s duties and that align pay with creating shareholder value, minimize risky behavior, and reward the executive for his/her contribution to achieving our business goals. Given the nature of our business, the small number and long-tenure of our executives, and the significant ownership held by Mr. Strange and, to a lesser extent the other Named Executive Officers, the Compensation Committee believes that a straight-forward compensation plan that is economical to administer and that consists of a reasonable base salary and option grants, as well as an occasional bonus, is appropriate for the company.

Neither the approval nor the disapproval of this proposal will be binding on us or the Board of Directors or will be construed as overruling decisions by us or the Board of Directors.

The Board of Directors recommends that shareholders vote “FOR” proposal 2 Approving THE COMPENSATION OF OUR NAMED eXECUTIVE oFFICERS.

CODE OF ETHICS

The company has adopted a Code of Ethics that applies to all directors, officers, and employees. The Code of Ethics is posted on our website at www.intelsys.com. The company discloses on its website, within the time required by the rules of the SEC, any waivers of, or amendments to, the Code of Ethics for the benefit of an executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require our executive officers and directors and persons who own more than ten percent of our common stock, as well as certain affiliates of these persons, to file initial reports of ownership of our common stock and changes in such ownership with the Securities and Exchange Commission. The Securities and Exchange Commission also requires executive officers, directors and persons owning more than ten percent of our common stock to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, we believe that, during the fiscal year ended December 31, 2013, the executive officers, directors, and persons owning more than ten percent of our common stock and affiliates of these persons have complied with all applicable filing requirements in a timely manner.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Habif, Arogeti, & Wynne, LLP (“HAW”) acted as our independent registered public accounting firm for the fiscal years ended December 31, 2013 and 2012. We expect that representatives of HAW will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Audit Committee has not yet selected auditors for the audit for the fiscal year 2014 because historically this decision is made in the second half of the year. The following is a summary of fees and expenses billed to the company by HAW for services during 2013 and 2012:

Audit Fees - We were billed aggregate fees of $138,000 and $135,000 for review and audit services by HAW in the years ended December 31, 2013 and 2012, respectively.

Audit-Related Fees - These fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our Financial Statements and are not reported under “Audit Fees”. We did not incur fees for any such services in the two years ended December 31, 2013.

Fees for Tax Services - We did not incur any fees for tax services by our independent auditors during the two years ended December 31, 2013.

All Other Fees - We were billed aggregate fees of $36,000 in other fees by our independent auditors in each of the years ended December 31, 2013 and 2012, respectively. Such fees were for services provided to a subsidiary of the company related to SSAE-16 Type I and Type II reports for the subsidiary’s processing services.

It is the policy of the Audit Committee to approve in advance, either verbally or in writing, all audit services and permitted non-audit services provided to the company by the independent accountants. All such services were pre-approved by the Audit Committee in the two years ended December 31, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The lease on our headquarters and primary facility at 4355 Shackleford Road, Norcross, Georgia is held by ISC Properties, LLC, an entity controlled by our Chairman and Chief Executive Officer, J. Leland Strange. Mr. Strange holds a 100% ownership interest in ISC Properties, LLC. In each of the years ended December 31, 2013 and 2012, we paid $467,000 in rent to ISC Properties, LLC, which the company believes to be market rate.

SHAREHOLDERS’ PROPOSALS FOR ANNUAL MEETING IN 2015

Shareholders who wish to submit a proposal for inclusion in our proxy statement for the 2015 Annual Meeting of Shareholders must submit such proposals so that they are received by the company no later than December 12, 2014. Such proposals must comply with Exchange Act Rule 14a-8 and all other applicable proxy rules and requirements contained in our Bylaws relating to shareholder proposals to be included in our proxy materials. Shareholders intending to present proposals at the Annual Meeting of Shareholders in 2015 but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 should submit these proposals to the Secretary of the company by certified mail, return receipt requested, at our offices in Norcross, Georgia on or before December 12, 2014. Our bylaws contain an advance notice provision that states that, among other things, in order for business to be brought properly before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice of the business in writing to the Secretary of the company. To be timely under the Bylaws, a shareholder’s notice must be received at our principal offices by December 12, 2014.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

The Board is not aware of any matter other than those stated above that are to be brought before the meeting. However, if any other matter should be presented for consideration and voting, the persons named in the enclosed form of proxy intend to vote the proxy in accordance with their judgment of what is in the best interest of the company.

Additional Information

Any record or beneficial owner of our common stock as of April 4, 2014 may request a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2013, including financial statements and schedules. Shareholders may also view and download a free copy of our Annual Report on Form 10-K from our web site at www.intelsys.com. Any request for the Form 10-K should be in writing addressed to: Bonnie L. Herron, Intelligent Systems Corporation, 4355 Shackleford Road, Norcross, Georgia 30093. We will provide copies of any exhibits to the Form 10-K upon request and upon the payment of our reasonable expenses in furnishing such exhibits.

IMPORTANT NOTICE CONCERNING THE AVAILABLITY OF PROXY MATERIALS

This Proxy Statement and our Annual Report to Shareholders are available at
http://www.astproxyportal.com/ast/03281/

ANNUAL MEETING OF STOCKHOLDERS OF

INTELLIGENT SYSTEMS CORPORATION

May 22, 2014

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, and Proxy Card are available at http://www.astproxyportal.com/ast/03281/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES, AND "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Two Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

○ CHERIE M. FUZZELL

○ PARKER H. PETIT

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s) mark, "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

☐ FOR ☐ AGAINST ☐ ABSTAIN

This proxy will be voted as directed. If no instructions are specified, the proxy will be voted "FOR" Proposals 1 and 2.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the 2014 Annual Meeting of the Shareholders and the 2013 Annual Report to Shareholders.

Signature of Stockholder ____________ Date ______ Signature of Stockholder ____________ Date ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

INTELLIGENT SYSTEMS CORPORATION

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

The undersigned, hereby appoints J. Leland Strange and Bonnie L. Herron as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Intelligent Systems Corporation held or owned by the undersigned as of the April 4, 2014 record date, at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters located at 4355 Shackleford Road, Norcross, GA 30093 on May 22, 2014 at 4:00 p.m., local time, or any adjournment or postponement thereof.

(To be Signed on Reverse Side)

SEE REVERSE SIDE

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